Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan of Afya Participações S.A. of our report dated April 8, 2019, with respect to the consolidated financial statements of NRE Participações S.A. included in the Afya Limited’s Registration Statement (Form F-1 No. 333-232309), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

Belo Horizonte, Brazil

July 19, 2019